Exhibit 24(b)(10):  Consent of Independent Registered Public Accounting Firm

Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 52 to the Registration Statement (Form N-4, No. 333-30180) of Separate Account B of Voya Insurance
and Annuity Company, and to the incorporation by reference therein of our reports dated (a) March 18, 2016, with respect to the financial statements of Voya Insurance and Annuity Company, and (b) April 4, 2016,
with respect to the financial statements of Separate Account B of Voya Insurance and Annuity Company..

/s/ Ernst & Young LLP

Boston, Massachusetts
December 20, 2016